CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-6 (“Registration Statement”) (File Nos. 333-143656 and 811-09065) of the PHLVIC Variable Universal Life Account of our report dated May 1, 2015, relating to the financial statements of PHLVIC Variable Universal Life Account which appears in such Registration Statement. We also consent to the reference to us as “Experts” and as an “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 5, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-6 (“Registration Statement”) (“File Nos. 333-143656 and 811-09065”) of the PHLVIC Variable Universal Life Account of our reports dated April 8, 2015 and May 13, 2015 relating to the financial statements of PHL Variable Insurance Company and the consolidated financial statements of Phoenix Life Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us as “Experts” and as an “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

June 5, 2015